EXHIBIT 4.2

                              DECLARATION OF TRUST
                                       OF
                             COUNTRYWIDE CAPITAL III

      THIS DECLARATION OF TRUST (this "Declaration"), dated and effective as of May 28, 1997, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), Countrywide Credit Industries, Inc., a Delaware corporation, as trust sponsor (the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

                             W I T N E S S E T H:

      WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") pursuant to the Delaware Business Trust Act for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as hereinafter defined) of the Debenture Issuer (as hereinafter defined);

      NOW THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of undivided beneficial interests in the assets of the Trust, subject to the provisions of this Declaration.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

      SECTION 1.1. Definitions. Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned thereto in this Section 1.1. A term defined anywhere in this Declaration has the same meaning throughout.

      "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

      "Business Day" means, with respect to any series of Securities, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

      "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801, et seq, as it may be amended from time to time.

      "Certificate" means a Common Security Certificate or a Preferred Security Certificate.

      "Common Security" means a security representing a common undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

      "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security.

      "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder.

      "Debenture Issuer" means Countrywide Home Loans, Inc., a New York corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as the issuer of the Debentures.

      "Debentures" means the resettable rate debentures to be issued by the Debenture Issuer and purchased with the proceeds of the Securities, and the debentures to be issued in exchange therefor.

      "Delaware Trustee" has the meaning set forth in Section 3.1.

      "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

      "Indemnified Person" means (a) any Trustee; (b) any Affiliate of any Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee; or (d) any employee or agent of the Trust or its Affiliates.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Preferred Security" means a security representing a preferred undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

      "Preferred Security Certificate" means a certificate representing a Preferred Security.

      "Regular Trustee" means any Trustee other than the Delaware Trustee.

      "Securities" means the Common Securities and the Preferred Securities.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor legislation.

      "Sponsor" means Countrywide Credit Industries, Inc., a Delaware corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as Sponsor of the Trust.

      "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

      SECTION 1.2. Interpretation. Each definition in this Declaration includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at that time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Declaration as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Declaration. Reference to Articles, Sections and Exhibits means the Articles, Sections and Exhibits of this Declaration. The Exhibits are hereby incorporated by reference into, and shall be deemed a part of, this Declaration.

                                   ARTICLE II.
                                  ORGANIZATION

      SECTION 2.1. Name. The Trust created by this Declaration is named "Countrywide Capital III." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

      SECTION 2.2. Office. The address of the principal office of the Trust is c/o Countrywide Credit Industries, Inc., 4500 Park Granada, Calabasas, CA 91302. At any time, the Regular Trustees may designate another principal office.

      SECTION 2.3. Purpose. The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments or pledge any of its assets.

      SECTION 2.4. Authority. Subject to the limitations provided in this Declaration, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of, and serve to bind, the Trust. In dealing with the Regular Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Regular Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Regular Trustees as set forth in this Declaration.

      SECTION 2.5. Title to Property of the Trust. Legal title to all assets of the Trust shall be vested in the Trust.

      SECTION 2.6. Powers of the Regular Trustees. The Regular Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

      (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than two series of Preferred Securities and no more than one series of Common Securities, and, provided further, there shall be no interests in the Trust other than the Securities;

      (b) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

      (c) to incur expenses which are necessary or incidental to carry out any of the purposes of this Declaration;

      (d) to execute and enter into purchase agreements and other related agreements to provide for the sale of the securities;

      (e) to execute and enter into a registration rights agreement and other related agreements; and

      (f) to execute all other documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

      SECTION 2.7. Filing of Certificate of Trust. On or after the effective date of this Declaration, the Trustees shall cause the Certificate of Trust for the Trust in the form attached hereto as Exhibit A to be filed with the Secretary of State of the State of Delaware.

      SECTION 2.8. Duration of Trust. The Trust, absent termination pursuant to the provisions of Section 5.2, shall have existence for [thirty-five] years from the date hereof.

                                  ARTICLE III.

                                    TRUSTEES

      SECTION 3.1. Trustees. The number of Trustees shall initially be three, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided that the number of Trustees shall in no event be less than three; and provided further that one Trustee, in the case of a natural person, shall be a person who is resident of the State of Delaware or which, if not a natural person, has its principal place of business in the State of Delaware and meets the requirements of applicable Delaware law (the "Delaware Trustee").

      Except as expressly set forth in this Declaration, any power of the Regular Trustees may be exercised by, or with the consent of, a majority of the Regular Trustees; provided that if there are two or fewer Regular Trustees, all powers of the Regular Trustees shall be exercised by, or with the consent of, all of the Regular Trustees.

      The initial Regular Trustees shall be:

                                Sandor E. Samuels
                             Thomas Keith McLaughlin

      The initial Delaware Trustee shall be:

                         The Bank of New York (Delaware)

      SECTION 3.2. Delaware Trustee. Notwithstanding any other provisions of this Declaration, the Delaware Trustee, in its capacity as Delaware Trustee, shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Regular Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

      SECTION 3.3. Execution of Documents. (a) The Regular Trustees are authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.6.

      (b) The Regular Trustees may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 their power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 2.6.

                                   ARTICLE IV.
                           LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

      SECTION 4.1. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

      (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

      SECTION 4.2. Fiduciary Duty. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

      (b) Unless otherwise expressly provided herein:

            (i) whenever a conflict of interest exists or arises between an Indemnified Person and Covered Persons, or

            (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering, in each case, the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

      (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

            (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interest and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Trust or any other Person; or

            (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

      SECTION 4.3. Indemnification. (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

      (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 4.3(a).

      SECTION 4.4. Other Businesses. Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust; the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act on any committee or body of holders of securities or other obligations of the Sponsor or its Affiliates.

                                   ARTICLE V.
                    AMENDMENTS, TERMINATION, MISCELLANEOUS

      SECTION 5.1. Amendments. At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by a majority of the Regular Trustees and the Sponsor.

      SECTION 5.2. Termination of Trust. (a) The Trust shall terminate and be of no further force or effect:

            (i) upon the bankruptcy of the Sponsor;

            (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's Certificate of Incorporation;

            (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; or

            (iv) before the issuance of any Securities, with the consent of at least a majority of the Regular Trustees and the Sponsor.

      (b) As soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall file a Certificate of Cancellation for the Trust with the Secretary of State of the State of Delaware.

      SECTION 5.3. Governing Law. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      SECTION 5.4. Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

      SECTION 5.5. Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to any Person or circumstances other than those to which it is held invalid, shall not be affected thereby.

      SECTION 5.6. Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

      IN WITNESS WHEREOF, the undersigned has caused this Declaration of Trust of Countrywide Capital III to be executed as of the day and year first above written.

                              TRUSTEES:



                              /s/Sandor E. Samuels
                              ----------------------------------------
                              Sandor E. Samuels, as Trustee



                              /s/Thomas Keith McLaughlin
                              ----------------------------------------
                              Thomas Keith McLaughlin, as Trustee



                              THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee


                              By:  /s/Melissa Beneduce
                              ----------------------------------------
                              Name:  Melissa Beneduce
                              Title: Assistant Vice President

                              SPONSOR:

                              COUNTRYWIDE CREDIT INDUSTRIES, INC.


                              By:   /s/Sandor E. Samuels
                              ----------------------------------------
                              Name:  Sandor E. Samuels
                              Title: Managing Director, Legal, General
                                       Counsel & Secretary


                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                              COUNTRYWIDE CAPITAL III

      This Certificate of Trust of Countrywide Capital III (the "Trust") dated May __, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
(S) 3801, et seq. The undersigned, as trustees, do hereby certify as follows:

      1. The name of the business trust being formed hereby is "Countrywide Capital III."

      2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                         The Bank of New York (Delaware)
                        400 White Clay Center, Route 273
                             Newark, Delaware 19711

      3. This Certificate of Trust shall be effective as of the date of filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

Dated: May    , 1997                ----------------------------------------
                                    Sandor E. Samuels, as Trustee



                                    ----------------------------------------
                                    Thomas Keith McLaughlin, as Trustee

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Trustee



                                     By:_____________________________
                                     Name:
                                     Title: